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                                                                    EXHIBIT 3.21
                                                                    ------------
                           ARTICLES OF INCORPORATION

                                      OF

                        FALCONITE REBUILD CENTER, INC.
                        ------------------------------

          The undersigned natural person of the age of eighteen (18) years or more for the purpose of forming a corporation under the Kentucky Business Corporation Act, as amended, adopts the following Articles of Incorporation:

                                   ARTICLE I
                                   ---------
          The name of the Corporation is Falconite Rebuild Center, Inc.

                                  ARTICLE II
                                  ----------

          The address, including street and number, if any, of the Corporation's initial registered office in this State is 421 W. Main Street, Frankfort, Kentucky 40601, and the name of its initial registered agent at such address is Corporation Service Company d/b/a CSC-Lawyers Incorporating Service Company.

                                  ARTICLE III
                                  -----------

          The aggregate number, class and par value, if any, of shares which the Corporation shall have authority to issue shall be one thousand (1,000) shares of Common Stock having a par value of one cent ($.01) per share.

                                  ARTICLE IV
                                  ----------
          The name and place of residence of the incorporator is Patrick T. Purifoy, Thompson Coburn, One Mercantile Center, Suite 3400, St. Louis, Missouri 63101.
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                                   ARTICLE V
                                   ---------
          The duration of the Corporation is perpetual.

                                  ARTICLE VI
                                  ----------
          The Corporation is formed to engage in any lawful business.

                                  ARTICLE VII
                                  -----------
          The mailing address of the Corporation's principal office is 2525 Wayne Sullivan Dr., Paducah, Kentucky 42003.

          IN WITNESS WHEREOF, these Articles of Incorporation have been signed this 28th day of January, 1997.


                                   /s/ PATRICK T. PURIFOY
                                   -----------------------------------
                                   Patrick T. Purifoy, Incorporator

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